TERMS AND CONDITIONS - USA

1. I am legally competent to enter into this distributor agreement (the "Distributor Agreement") in the jurisdiction in which I reside. I further understand that I am contracting with XANGO, LLC ("XANGO") for the promotion of certain sales as described below. I understand that I am also contracting with XANGO Disc, Inc. ("XANGO Disc") for the promotion of certain sales as described below. Hereinafter, XANGO and XANGO Disc may be referred to collectively as the "Company." Unless otherwise defined herein, all capitalized terms shall have the same meaning assigned to such terms in XANGO's Policies and Procedures. The term "Contract" shall mean the Distributor Agreement, the Statement of Beneficial Interest, the Compensation Plan, the Policies and Procedures and any country or situation-specific addendum(s) thereto, and any other written agreement between the Distributor and XANGO. I hereby agree to be bound by the Contract which may be amended from time to time.
2. I will become a Distributor upon acceptance of this Distributor Agreement by the Company, and I will, at that time, have the right to purchase Products at wholesale from the Company or its affiliates.
3. I understand that no purchase is necessary to become a Distributor other than a $35USD distributor kit fee. A $20USD annual renewal and materials fee is required to maintain a Distributorship. While the Company may charge the available payment option (at the time of renewal), I am responsible for renewing my Distributorship each year. I expressly authorize XANGO to collect the annual renewal and materials fee using any payment method on file for the purchase of Product.
4. The $35USD distributor kit fee to become a Distributor is non-refundable, except as otherwise provided in the Contract. Renewal and materials fees are also non-refundable.
5. If I wish to terminate this Distributor Agreement, I will submit to the Company written notification of my intent to terminate. Such notice will also automatically terminate my Contract with any affiliate of the Company. My voluntary termination will be effective as of the date such notice is accepted by the Company. A Distributor may terminate at any time for any reason.
6. As a Distributor, I am an independent contractor and not an employee, partner, agent, franchisee, or legal representative of the Company or any affiliate. I agree that I am solely responsible for my compliance with any laws or regulations related to my status in any jurisdiction exercising authority over me, including but not limited to, compliance with applicable regulations and the Contract.
7. Although the Company may assist me in becoming aware of applicable laws, rules, and requirements, the sole responsibility to conduct my Distributorship lawfully in any jurisdiction rests with me. Therefore, I release the Company and its officers, directors, agents, advisors and employees from all liability for my conduct, actions, or omissions. I also waive any claims or causes of action which I (or others acting in my interest) may have occasion to assert respecting my status or conduct as a Distributor, arising out of any of my acts or omissions.
8. I understand that only Distributors who are in compliance with the Contract may act as sponsors. The Company, in its sole discretion, may reject this Distributor Agreement without disclosing any reason therefore. If this Distributor Agreement is not accepted or approved, I release the Company and any affiliated entity and their officers, directors, agents, advisors, and employees from any and all liability incurred by me or by any other person. I waive any associated claim(s) that might be asserted in my interest.
9. I understand that Commissions from the Company are earned through my participation in the Compensation Plan. I am entitled to receive Distributor benefits and opportunities offered to Distributors through the Compensation Plan, provided I maintain a Distributorship that operates in compliance with the Contract. I hereby acknowledge that I have access to all documents comprising the Contract, the contents of which are incorporated herein by reference. The Compensation Plan and its commissions, overrides and/or bonuses, relating to the sale or other output derived from personal sales, solicitations or orders from customers, are privileges of my status as an active Distributor in good standing. I agree to abide by the Contract, as modified from time to time, and posted at www.xango.com.
   A. XANGO has the responsibility to promote the sale of Products within the United States. To the extent that commissionable sales occur where Products are delivered for distribution inside the United States or its territories, Commissions on those sales, under the Compensation Plan, will be the legal responsibility of, and will be paid by, XANGO.
   B. XANGO DISC, a XANGO affiliated entity, has the responsibility to promote the sale of Products internationally. To the extent that commissionable sales occur where Products are delivered for distribution outside of the United States or its territories, commissions on those sales, under the Compensation Plan, will be the legal responsibility of, and will be paid by, XANGO DISC. Nevertheless, for administrative convenience, Commissions paid under the Compensation Plan generally should be issued on a single check or similar instrument or transaction, combining, for the convenience of the Distributor, the Commissions earned by both U.S. and non-U.S. sales.
10. I understand that as a Distributor, I am authorized to sell Products. I agree that I may not alter, repackage, relabel or otherwise change any Product, nor will I sell any such Product under any other name.
11. I understand and agree that I may not convey, assign, or otherwise transfer any rights arising hereunder without the prior express written consent of the Company.
12. I agree that I may not create or hold a Beneficial Interest in additional Distributorship(s), beyond the indirect benefits that are derived from sponsoring and downline volume.
13. In the event I choose to purchase Products on my credit card or banking debit card, my signature on this Distributor Agreement hereby constitutes my authorization to process any order I place to those accounts, and is to be used as my "signature on file." I understand that the cancellation of any order that I place must be made within three (3) business days of the placement of a particular order. All shipping and handling charges incurred will be billed.
14. The English language version of the Contract shall govern.
15. I certify the accuracy of all information provided by me in this Distributor Agreement and agree that the providing of false or misleading information authorizes the Company, at its election, to declare this Distributor Agreement void from its inception.
16. The Company agrees to provide quality Products, so long as I comply with the Contract. I agree that invoices may be sent to me electronically.
17. I understand that Commission benefits of my purchases and Personal Volume (as defined in the Compensation Plan) go to the sponsor/placement listed on this form and other Distributors under the rules of the Compensation Plan.
18. All written notices to the Company should be delivered to:
    XANGO, LLC
    P.O. Box 900
    Lehi, UT 84043
    U.S.A.
19. The Company reserves the right to terminate the relationship should the Distributor breach the terms of the Contract.
20. As a Distributor, I may return current Product for any reason, provided the return takes place within ninety (90) days of purchase, and all other requirements are met under the Contract. To make a Product return, I must contact XANGO's customer support. All returns require a return merchandise authorization (RMA) number prior to shipment. Product shipped without an RMA will be refused.
21. I may choose to have Product sent to me monthly on an automatically processed order (ADP). To change any detail pertaining to my ADP order, the request must be received by the Company (not an upline Distributor) in writing, signed by the Distributor. All orders are subject to the GST of my region, which will be added to the order total. Shipping & handling charges will also be added. The credit card or bank draft listed on the Distributorship will automatically be charged for this order. Orders with declined bank drafts, or orders with declined or expired credit cards may not be processed. Attempts may be made by the Company to reprocess the order should a credit card decline; however, the Company makes no assurances that these attempts will be made. If a credit card is due to expire, a notice may be printed on the ADP invoice prior to expiration; however, the Distributor is responsible for providing current payment. If an order cannot be processed due to payment difficulties, the Company will not be held responsible for Personal Volume shortfalls.
22. If I elect direct debit for my ADP orders, the Company is hereby authorized and may debit my account for orders shipped on or after the date of payment and I agree to maintain sufficient funds in my account to cover the automatic payments. In the event sufficient funds are not in my account to cover the automatic payment, the Company may stop shipment en route, and may refuse to accept further orders with this payment method. Attempts may be made by the Company to reprocess the order; however, the Company makes no assurances that these attempts will be made. I shall indemnify and hold the Company harmless from any and all liability which may arise out of the Company's initiating an authorized debit to my account, except the liability to ship the product as ordered.
23. If I elect the ADP Pro Membership, I authorize the monthly membership fee to be automatically deducted with my Automatic Delivery Program payment. The Company may change the membership fee at any time. The fee is not refundable. Membership may be terminated by submitting a written request to the Company and will automatically terminate if I cancel my ADP ordering status.
24. All matters relating to the interpretation, construction, validity and enforcement of this Distributor Agreement shall be governed by the internal laws of the State of Utah, without giving effect to any choice of law provisions thereof.